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                                                                     EXHIBIT 4.6

                                 ENDOCARE, INC.

                                 1995 STOCK PLAN

               (As Amended and Restated Effective April 16, 2002)

                             STOCK OPTION AGREEMENT

      Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.    NOTICE OF STOCK OPTION GRANT

      Michael Rodriguez

      You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

      Grant Number                              703

      Date of Grant                             August 18, 2004

      Vesting Commencement Date                 August 11, 2004

      Exercise Price Per Share                  $2.15

      Total Number of Shares Granted            89,634

      Total Exercise Price                      $192,713.10

      Type of Option                            [ ]  Incentive Stock Option
                                                [X]  Nonstatutory Stock Option

      Term/Expiration Date                      August 18, 2014

Vesting Schedule:

      This Option may be exercised. in whole or in part. in accordance with the following schedule:

      25% of the Shares subject to the Option shall vest upon Optionee's completion of twelve (12) months of Service measured from the Vesting Commencement Date, and an additional 1/48 of the Shares shall vest upon Optionee's completion of each additional month of Service thereafter.

      For purposes of this Agreement, "Service" shall mean the Optionee's performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, Director or Consultant.

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Termination Period:

      This Option may be exercised for ninety (90) days after termination of the Optionee's Service for any reason other than death or Disability. However, upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date specified above.

II.   AGREEMENT

      1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

      If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

      2.    Exercise of Option.

            (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's Service, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

            (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                                       2.
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      No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

      3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

            (a) cash; or

            (b) check; or

            (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

            (d) surrender of other Shares which (i) have been owned by the Optionee for more than six (6) months on the date of surrender and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

            (e) to the extent expressly authorized by the Plan Administrator, delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

      4. Limited Transferability of Option. This Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this Option is designated a Non-Statutory Option in Part I of this Agreement, then this Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more Family Members of the Optionee or to a trust established for the exclusive benefit of one or more such Family Members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment.

            For purposes of this Section 4, a Family Member shall be limited to the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which any of the

                                       3.
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foregoing individuals have more than a fifty percent (50%) beneficial interest, a foundation in which any of the foregoing individuals (or the Optionee) control the management of assets, and any other entity in which any of the foregoing individuals (or Optionee) own more than fifty percent (50%) of the voting interests.

      5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

      6. Tax Consequences. Some of the federal and Delaware tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a)   Exercising the Option.

                  (i) Nonstatutory Stock Option. The Optionee may incur regular federal tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                  (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Consultant or Outside Director, any Incentive Stock Option of the Optionee that remains unexercised three (3) months following such change in status shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

            (b)   Disposition of Shares.

                  (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                                       4.
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                  (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

            (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

      7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

      By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                            ENDOCARE, INC.

 /s/ Michael Rodriguez                          By:   /s/ Craig T. Davenport
------------------------                             ---------------------------
Signature                                            Craig T. Davenport
                                                     CEO and Chairman

Address:

   42 Fawnridge Place
   Aliso Viejo, CA 92656

                                       5.
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                                CONSENT OF SPOUSE

      The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

                                 _____________________
                                 Spouse of Optionee

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                                    EXHIBIT A

                                 ENDOCARE, INC.
                                 1995 STOCK PLAN
               (AS AMENDED AND RESTATED EFFECTIVE APRIL 16, 2002)

                                 EXERCISE NOTICE

Endocare, Inc.
201 Technology Drive
Irvine, CA 92618
Attention:  Corporate Secretary

   1. Exercise of Option: Effective as of today, _______________, 200_ the undersigned ("Purchaser") hereby elects to purchase ___________ shares (the "Shares") of the Common Stock of Endocare, Inc. (the "Company") under and pursuant to the 1995 Stock Plan (the "Plan") and the Stock Option Agreement dated _________________ (the "Agreement"). The purchase price for the Shares shall be $___________, as required by the Option Agreement.

   2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

   3. Representations of Purchaser: Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

   4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

   5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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   6. Entire Agreement; Governing Law. The Plan and Option Agreement are
      incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:                                        Accepted by:
PURCHASER                                            ENDOCARE, INC.

__________________________                           By:________________________
Signature

__________________________                           Its:_______________________
Print Name

__________________________
Social Security No:

Address:                                             Address:
__________________________                           Endocare, Inc.
                                                     201 Technology Drive
__________________________                           Irvine, CA 92618

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                       ADDENDUM TO STOCK OPTION AGREEMENT
                               ACCREDITED INVESTOR

      The following representations, warranties and covenants are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the "Option Agreement") by and between Endocare, Inc. (the "Company") and Michael Rodriguez ("Optionee") evidencing the stock option (the "Option") granted on August 18, 2004 to Optionee under the terms of the Plan. All capitalized terms in this Addendum not otherwise defined herein shall have the meanings assigned to them in the Option Agreement.

      The Optionee hereby represents, warrants and covenants to and for the benefit of the Company, with knowledge that the Company is relying thereon in issuing the Option to the Optionee, as follows:

      1. The Option and the shares issuable upon exercise of the Option (collectively, the "Securities") shall be acquired for investment for the Optionee's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Optionee has no present intention of selling, granting any participation in, or otherwise distributing the same. The Optionee further represents that the Optionee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

      2. The Optionee, by reason of the Optionee's business or financial experience, is capable of evaluating the merits and risks of the investment in the Securities and of protecting the Optionee's interests in connection with the investment in the Securities.

      3. The Optionee has a preexisting personal or business relationship with the Company or one or more of its officers, directors or controlling persons and is aware of its (their) character, business acumen, and general business and financial condition.

      4. The Optionee is an "accredited investor" within the meaning of Rule 501(a) of Regulation D adopted by the Securities and Exchange Commission under the Securities Act of 1933.

      5. The Optionee has not seen or received any advertisement or general solicitation with respect to the sale of the Securities.

      6. The Optionee has been provided with financial and other written information about the Company, and has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Securities, and the Optionee's investment that the Optionee felt necessary. To the extent requested, Optionee has received satisfactory information and answers.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      7.    In reaching the decision to invest in the Securities, the Optionee evaluated such Optionee's financial resources and investment position and the risks associated with the investment, and acknowledges that such Optionee is able to bear the economic risks of this investment.

      8. The Optionee agrees to not exercise the Option until the Securities are registered pursuant to an effective Registration Statement on Form S-8.

OPTIONEE:                                              ENDOCARE, INC.

 /s/ Michael Rodriguez                          By:   /s/ Craig T. Davenport
--------------------------                           ---------------------------
Signature                                              Craig T. Davenport
                                                       CEO and Chairman